                                                                    EXHIBIT 99.1

                           U.S. HOMECARE CORPORATION
                           TWO HARTFORD SQUARE WEST
                          HARTFORD, CONNECTICUT 06106

     PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS,
                              [December X, 1997]

                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Jay C. Huffard and Clifford
G. Johnson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the special meeting in lieu of annual meeting of shareholders of U.S. HomeCare Corporation to be held on the __th day of December, 1997, and at any postponement or adjournment thereof, and to vote all of the shares of stock of U.S. HomeCare Corporation which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

     THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE THIS PROXY FOR PROPOSAL (1) LISTED ON THE REVERSE SIDE HEREOF.

     DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     (Continued and to be marked, signed and dated on the reverse side)

(1) Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997 (the "Merger Agreement"), among Home Health Corporation of America, Inc. ("HHCA"), HHCA Acquisition Corporation, Inc., ("Subsidiary") and U.S. HomeCare Corporation ("USHO") and to approve the merger of Subsidiary with and into USHO pursuant to the Merger Agreement.

                    FOR       AGAINST      ABSTAIN

                    [_]        [_]           [_]

(2) In their discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

                                                    Receipt of the Notice of
                                                    Special
                                                    Meeting in lieu of Annual
                                                    Meeting
                                                    of Shareholders and Proxy
                                                    Statement dated [
                                                    ,1997]
                                                    is hereby acknowledged.

                                                    ____________________________
                                                    Signature

                                                    ____________________________
                                                    Signature

                                                    Dated:
                                                    ________________________1997

                                                    Please sign exactly as your
                                                    name or names appear hereon,
                                                    including any official
                                                    position or representative
                                                    capacity.   If shares are
                                                    held jointly each
                                                    shareholder should sign.
                                                    Executors, administrators,
                                                    trustees, guardians, etc.
                                                    should use full title and,
                                                    if more than one, all should
                                                    sign.  If the shareholder is
                                                    a corporation, please sign
                                                    full corporate name by an
                                                    authorized officer.  If the
                                                    shareholder is a
                                                    partnership, please sign
                                                    full partnership name by an
                                                    authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.